UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
______________________________________

Date of Report (Date of earliest event reported): July 10, 2007 (June 29, 2007)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of	(I.R.S. Employer NO.)
Incorporation or Organization)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 3.02 Unregistered Sale of Equity Securities.

On June 29, 2007, NetSol Technologies, Inc. entered into an agreement to sell a total of 606,061 shares of common stock and 303,030 warrants to acquire shares of common stock to The Tail Wind Fund Ltd., a non-U.S. resident investor, and 151,515 shares of NetSol common stock of and 75,756 warrants to acquire shares of NetSol common stock to Solomon Strategic Holdings, Inc., a non-U.S. resident investor, for the total offering price of $1,250,000 with a per share price of $1.65. The warrants are exercisable for a period of 5 years from the earlier of June 29, 2008 and the registration of the common stock underlying the warrants and have a current exercise price of $1.65 per share.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: July 10, 2007	/s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer

Date: July 10, 2007	/s/ Tina Gilger
TINA GILGER
Chief Financial Officer